       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 21, 1998.
                            REGISTRATION NO._________________
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                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, DC  20549

                               ---------------------

                                      FORM S-8
              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ----------------------

                                 VYREX CORPORATION
               (Exact name of Registrant as specified in its charter)

              NEVADA                                 88-0271190
  (State or other jurisdiction of                  (I.R.S. Employer
  incorporation or organization)                  Identification No.)

               2159 AVENIDA DE LA PLAYA, LA JOLLA, CALIFORNIA  92037
                    (Address of principal executive offices)   (Zip Code)

                                 VYREX CORPORATION
                               1993 STOCK OPTION PLAN
                              (Full title of the plan)

                        CORPORATION TRUST COMPANY OF NEVADA
                     ONE EAST FIRST STREET, RENO, NEVADA 89501
                      (Name and address of agent for service)

   Telephone number, including area code, of agent for service:   (702) 688-3061

                               ---------------------


                                     COPIES TO:
                                 FISHER THURBER LLP
                                  DAVID A. FISHER
                               TIMOTHY J. FITZPATRICK
                         4225 Executive Square, Suite 1600
                              La Jolla, CA  92037-1483
                                Tel. (619) 535-9400
                                 Fax (619) 535-1616

                               ---------------------


                           CALCULATION OF REGISTRATION FEE


----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
      TITLE OF SECURITIES             AMOUNT TO BE         PROPOSED MAXIMUM             PROPOSED MAXIMUM              AMOUNT OF
        TO BE REGISTERED             REGISTERED (1)       OFFERING PRICE PER           AGGREGATE OFFERING           REGISTRATION
                                                               SHARE (2)                      PRICE                      FEE
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.001 per share   . . . . . . . . .  2,875,000 shares            $5.63                      $16,186,250              $4,774.94
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------



(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Vyrex Corporation 1993 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company's outstanding shares of Common Stock.

(2) Estimated solely for the purpose of computing the amount of the registration fee under Rule 457(h) of the Securities Act of 1933, as amended, based on the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq Stock Market on April 16, 1998.

------------------------------------------------------------------------------
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

                                      PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

     (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, filed with the Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934 as amended (the "Exchange Act").

     (b) The Registrant's Quarterly Report on Form 10-QSB for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.

     (c) The Registrant's Proxy Statement dated May 9, 1997 in connection with the Annual Meeting of Shareholders held on June 27, 1997.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this registration statement.

ITEM 4.   DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Certain legal matters in connection with the issuance of the securities offered hereby have been passed upon for the Company by Fisher Thurber LLP, La Jolla, California. Partners, associates and employees of Fisher Thurber beneficially own an aggregate of 43,667 shares of the Company's Common Stock, warrants to purchase 35,916 shares of Common Stock exercisable at $8.00 per share and an option to purchase 50,000 shares of Common Stock exercisable at $3.00 per share, all of which were acquired on or before November 1996 for services rendered.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The statutes, charter provisions, Bylaws, Indemnification Agreement, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, are as follows:

(a) Section 78.751 of the Nevada Corporation Law provides for the indemnification of officers and directors of the Company against expenses, judgments, fines and amounts paid in settlement under certain conditions and subject to certain limitations.

(b) Article VII of the Bylaws of the Company provides that the Company shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was an agent of the corporation, against expense, judgments, fines, settlements and other amounts, actually and reasonably incurred in connection with such proceeding if the person acted in good faith, reasonably believing the acts to be in the best interest of the corporation, and acted having no reason to believe the conduct unlawful. The corporation shall advance the expenses reasonably expected to be incurred by such agent in defending any such proceeding upon receipt of the undertaking required by Corporation Code section 78.751(5).

(c) Article Twelve of the Company's Articles of Incorporation provides that the liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent permissible under Nevada law.
     Accordingly, a director will not be liable for monetary damages for breach of duty to the Company or its shareholders in any action brought by or in the right of the Company. However, a director remains liable to the extent required by law (i) for the acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, and (ii) for the payment of distributions in violation of Nevada law. The effect of the provisions in the Articles of Incorporation is to eliminate the rights of the Company and its shareholders (through shareholders' derivative suites on behalf of the Company) to recover monetary damages against a director for breach of duty as a director, including breaches resulting form negligent behavior in the context of transactions involving a change of control of the Company or otherwise, except in the situations described in clauses (i) and (ii) above. These provisions will not alter the liability of directors under federal securities laws.

(d) Pursuant to authorization provided under the Articles of Incorporation, the Company has entered into indemnification agreements with each of its directors and officers. Generally, the indemnification agreements with each of its directors and officers. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Nevada law as it may be amended from time to time. Moreover, the indemnification agreements provide for certain additional indemnification. Under such additional indemnification provisions, however, an individual will not receive indemnification for judgments, settlements or expenses if he or she is found liable to the Company (except to the extent the court determines he or she is fairly and reasonably entitled to indemnity for expenses), for settlements not approved by the Company or for settlements and expenses if the settlement is not approved by the court. The indemnification agreements provide for the Company to advance to the individual any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding. In order to receive an advance of expenses, the individual must repay such advances upon a final judicial decision that he or she is not entitled to indemnification. The Company's Bylaws contain a provision of similar effect relating to advancement of expenses to a director or officer, subject to an undertaking to repay if it is ultimately determined that indemnification is unavailable.

(e) There is directors and officers liability insurance now in effect which insures directors and officers of the Company. Such policy expires on December 29, 1998 and provides limits of $3 million per policy year.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.   EXHIBITS

Exhibit
Number         Exhibits
--------      ----------
4.1           1993 Stock Option Plan(1)

4.2           Form of Incentive Stock Option Agreement(2)

4.3           Form of Nonstatutory Stock Option Agreement(2)

5             Opinion and Consent of Fisher Thurber LLP(2)

23.1          Independent Auditors' Consent - Ernst & Young LLP(2)

23.2          Consent of Fisher Thurber LLP (contained in Exhibit 5)

24 Power of Attorney. Reference is made to the signature page of this Registration Statement.

--------------------

(1) Incorporated by reference to Exhibit 10.22 to Registrant's Form SB-2 filed on December 1, 1995.
(2)  Filed herewith.

ITEM 9.   UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
          Section 13 or Section 15(d) of the Exchange Act that are incorporated herein by reference;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1993 Stock Option Plan.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Jolla, State of California, on this 21st day, April, 1998.

Vyrex Corporation


By:   /s/ Sheldon S. Hendler
   -------------------------------------
   Sheldon S. Hendler, Chairman and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sheldon S. Hendler, as his or her true and lawful attorney-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES

 /s/ Sheldon S. Hendler              /s/ Dennis J. Carlo
-------------------------------     ----------------------------
Sheldon S. Hendler                  Dennis J. Carlo
Chief Executive Officer and         Director
Director                            April 21, 1998
April 21, 1998


 /s/ Carl M. Lewis                   /s/ Nolan N. Penn
-------------------------------     ----------------------------
Carl M. Lewis                       Nolan N. Penn
Executive Vice President,           Director
Secretary, General Counsel          April 21, 1998
and Director
April 21, 1998


 /s/ Joyce M. Hendler                /s/ Gregory F. Gilbert
-------------------------------     ----------------------------
Joyce M. Hendler                    Gregory F. Gilbert
Director                            Director
April 21, 1998                      April 21, 1998


 /s/ Steven J. Kemper                /s/ Thomas T. Tierney
-------------------------------     ----------------------------
Steven J. Kemper                    Thomas T. Tierney
Chief Financial Officer             Director
April 21, 1998                      April 21, 1998

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                          SECURITIES AND EXCHANGE COMMISSION


                                WASHINGTON, D.C. 20549



                                    --------------


                                       EXHIBITS
                                     TO FORM S-8


                                REGISTRATION STATEMENT

                                        Under

                              THE SECURITIES ACT OF 1933


                                    --------------







                                  VYREX CORPORATION
                  (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


--------------------------------------------------------------------------------
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

                            INDEX TO EXHIBITS TO FORM S-8

EXHIBIT
NUMBER         DESCRIPTION
--------       -----------
  4.1          1993 Stock Option Plan(1)

  4.2          Form of Incentive Stock Option Agreement(2)

  4.3          Form of Nonstatutory Stock Option Agreement(2)

  5            Opinion and Consent of Fisher Thurber LLP(2)

  23.1         Independent Auditors' Consent - Ernst & Young LLP(2)

  23.2         Consent of Fisher Thurber LLP (contained in Exhibit 5)

  24 Power of Attorney. Reference is made to the signature page of this Registration Statement.

---------------------------------------

(1) Incorporated by reference to Exhibit 10.22 to Registrant's Form SB-2 filed on December 1, 1995.
(2)       Filed herewith.